EXHIBIT 21

                            Subsidiaries of DPL Inc.

DPL Inc. had the following wholly-owned subsidiaries on February 28, 2001:


                                                          STATE OF INCORPORATION

The Dayton Power and Light Company...............................           Ohio
Miami Valley Insurance Company...................................        Vermont
Miami Valley Leasing, Inc........................................           Ohio
Miami Valley Resources, Inc......................................           Ohio
Miami Valley Lighting, Inc.......................................           Ohio
Miami Valley Development Company.................................           Ohio
Miami Valley CTC, Inc............................................           Ohio
DPL Energy, Inc..................................................           Ohio
Plaza Building, Inc..............................................           Ohio
DPL Capital Trust I..............................................       Delaware
DPL Energy Resources, Inc........................................           Ohio
Customer Payment Center, Inc.....................................           Ohio
MacGregor Park, Inc..............................................           Ohio




                                     153